As filed with the Securities and Exchange Commission on June 5, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
DEVON ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1567067 (I.R.S. Employer Identification No.)

20 North Broadway, Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73102-8260 (Zip Code)
Devon Energy Corporation 2009 Long-Term Incentive Plan
(Full title of the plan)
Lyndon C. Taylor
Executive Vice President
and General Counsel
Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260
 (Name and address of agent for service)
(405) 235-3611
(Telephone number, including area code, of agent for service)
Copies to:
Janice A. Dobbs
Vice President — Corporate Governance and Corporate Secretary
Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260
(405) 235-3611
Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act
Large Accelerated filer ☑	Accelerated filer ☐	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common stock, par value $0.10 per share	21,500,000 shares	$63.55	$1,366,325,000	$76,240

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of determining the registration fee on the basis of the average of the high $64.90 and low prices $62.21 for the Common Stock as reported on the New York Stock Exchange on June 3, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Devon Energy Corporation (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement.
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 27, 2009;
     (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 7, 2009;
     (c) The Company’s Current Reports on Form 8-K filed with the Commission on January 9, 2009, February 4, 2009, March 6, 2009, March 16, 2009, April 8, 2009 and June 4, 2009;
     (d) The description of the Company’s Common Stock, par value $0.10 per share, contained in its Registration Statement on Form S-3 (Registration No. 333-156025) filed with the Commission on December 9, 2008, including any amendment or report filed for the purposes of updating any such description.
     In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document.

Item 4. Description of Securities.
Not applicable.
Item 5. Interest of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
     Article VIII of the Company’s restated certificate of incorporation, as amended, contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:
•	for any breach of the director’s duty of loyalty to the Company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper benefit.
     Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the Company, such indemnification is not permitted if such person has been adjudged liable to the Company unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article X of the Company’s restated certificate of incorporation, as amended, provides for such indemnification.
     Section 145 of the Delaware General Corporation Law also permits the Company to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Company whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of such sections. The Company has purchased such insurance.
     Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     Article VIII of the Company’s bylaws contains provisions regarding indemnification that parallel those described above.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
     A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which is incorporated herein by reference.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s articles of incorporation, by-laws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on June 3, 2009.

DEVON ENERGY CORPORATION
/s/ J. Larry Nichols
Name:	J. Larry Nichols
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints J. Larry Nichols, Lyndon C. Taylor and Janice A. Dobbs, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-8 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on June 3, 2009.

Signature	Title	Date

/s/ J. Larry Nichols J. Larry Nichols	Chairman of the Board, Chief Executive Officer and Director	June 3, 2009

/s/ John Richels John Richels	President and Director	June 3, 2009

/s/ Danny J. Heatly Danny J. Heatly	Senior Vice President — Accounting and Chief Accounting Officer	June 3, 2009

/s/ Thomas F. Ferguson Thomas F. Ferguson	Director	June 3, 2009

/s/ John A. Hill John A. Hill	Director	June 3, 2009

/s/ Robert L. Howard Robert L. Howard	Director	June 3, 2009

Signature	Title	Date

/s/ Michael M. Kanovsky Michael M. Kanovsky	Director	June 3, 2009

/s/ J. Todd Mitchell J. Todd Mitchell	Director	June 3, 2009

/s/ Robert A. Mosbacher, Jr. Robert A. Mosbacher, Jr.	Director	June 3, 2009

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director	June 3, 2009

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Registrant’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-K filed on March 9, 2005)

3.2	Registrant’s Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registrant’s Form 10-Q filed on August 7, 2008)

3.3	Registrant’s Bylaws (incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed on March 6, 2009).

4.1	Rights Agreement dated as of August 17, 1999 between Registrant and BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant’s Form 8-K filed on August 18, 1999).

4.2	Amendment to Rights Agreement, dated as of May 25, 2000, by and between Registrant and Fleet National Bank, formerly BankBoston, N.A. (incorporated by reference to Exhibit 4.2 to Registrant’s Form S-4 filed on June 22, 2000).

4.3	Amendment to Rights Agreement, dated as of October 4, 2001, by and between Registrant and Fleet National Bank, formerly Bank Boston, N.A. (incorporated by reference to Exhibit 99.1 to Registrant’s Form 8-K filed on October 11, 2001).

4.4	Amendment to Rights Agreement, dated September 13, 2002, between Registrant and Wachovia Bank, N.A. (incorporated by reference to Exhibit 4.9 to Registrant’s Registration Statement on Form S-3 File Nos. 333-83156, 333-83156-1, and 333-83156-2 as filed on October 4, 2002).

4.5	Amendment to Rights Agreement, dated as of August 1, 2006, by and between Registrant and Computershare Trust Company, N.A. (formerly UMB Bank, n.a.) (incorporated by reference to Exhibit 4.4 to Registrant’s Form 10-Q filed on August 4, 2006).

4.6	Devon Energy Corporation 2009 Long-Term Incentive Plan (incorporated by reference to Appendix A to Registrant’s Proxy Statement for the 2009 Annual Meeting of Stockholders filed on April 24, 2009).

5.1	Opinion of McAfee & Taft regarding the validity of the offered securities.

23.1	Consent of McAfee & Taft (contained in its opinion in Exhibit 5.1).

23.2	Consent of KPMG LLP.

23.3	Consent of LaRoche Petroleum Consultants.

23.4	Consent of Ryder Scott Company, L.P.

23.5	Consent of AJM Petroleum Consultants.

24.1	Power of Attorney (included on signature page to Registration Statement).